                              AMENDED AND RESTATED
                         SPECTAGUARD HOLDING CORPORATION
                              SPECIAL PAYMENT PLAN

1. Purpose. The SpectaGuard Holding Corporation Special Payment Plan (this
"Plan") has been established by SpectaGuard Holding Corporation, f/k/a Gryphon
SpectaGuard II, Inc., or any successor thereto (the "Company"), as amended on
August 2, 2004, for the purpose of providing special payments to certain key executives of the Company.

2. Special Payment. Each person listed on Schedule A hereto (each a
"Participant") shall receive a cash payment from the Company in the amount equal to the Special Payment for such Participant as set forth in Schedule A hereto
(net of any applicable withholding) upon the occurrence of the earliest of (a) a
Realization Event or (b) the third anniversary of the Effective Date.

3. Gross-Up Payment. When a Special Payment is paid to any Participant, if any portion of such Special Payment is taxed to such Participant at a federal rate of tax higher than the highest applicable federal capital gains tax rate as then set forth and in effect in Section 1(h) of the Code (excluding rates on capital gains from special categories of property), then the Company shall make a gross-up payment (the "Gross-Up Payment") to such Participant. The Gross-Up
Payment, with respect to any Participant, shall be made in the amount that together with such Participant's Special Payment (net of all federal, state and local taxes imposed on such Participant with respect to such Gross-Up Payment and such Special Payment) equals such Special Payment net of all federal, state and local taxes that would have been imposed on such Participant with respect to such payment if it had been taxed at capital gains rates; provided however, that such Gross-Up Payment shall be payable only in the event that such Special
Payment and such Gross-Up Payment are allowed as deductions in calculating the net income of the Company for federal income tax purposes.

4. Definitions. For purposes of the Plan:

     (a)  "Effective Date" shall mean the date on which the Effective Time (as defined in the Merger Agreement) occurs.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c)  "LLC Agreement" shall mean the Operating Agreement of Allied Security
          Holdings LLC.

     (d)  "Merger Agreement" shall mean the Agreement and Plan of Merger by and among SpectaGuard Acquisition LLC, Mafco Holdings Inc. and Mafco
          Acquisition Sub LLC, dated as of January 16, 2003.

     (e)  "Realization Event" shall mean the first to occur of any of the following: (i) the consummation by the Company Offeror (as defined in the LLC Agreement) of an underwritten public offering of its
          Registrable Securities (as defined in the LLC Agreement) pursuant to an effective registration statement filed under the Securities Act of
          1933, as amended; (ii) the sale of all, or substantially all, of the assets of the Company Offeror to a Third Party (as defined in the LLC
          Agreement); or (iii) the failure of Mafco Holdings Inc. and the
          Permitted Transferees (as defined in the LLC Agreement) of the
          Company, collectively, to (directly or indirectly) maintain beneficial ownership of securities of the Company Offeror representing at least fifty percent (50%) of the combined ordinary voting power of the
          Company Offeror's then outstanding securities that are entitled to vote generally; provided, however, that, for the avoidance of doubt, a
          Conversion Transaction (as defined in the LLC Agreement) shall not be deemed to constitute a Realization Event.

5. Applicable Law. This Plan shall, in all respects, be governed by the laws of the State of Delaware applicable to agreements executed and to be wholly performed within the State of Delaware.

6. Amendment and Termination. The Plan may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that except as required by law, the Plan may not be amended or terminated following the
Effective Date in a manner that would adversely affect the rights of
Participants under the Plan without the express written consent of each
Participant so affected.

7. Assignment or Transfer. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner and no attempted assignment or transfer thereof shall be effective. When a payment is due under the Plan to a
Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian, estate or personal representative.

8. Successors. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each
Participant, present and future, and any successor to the Company.

                                        2

                                                                      SCHEDULE A

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            PARTICIPANT                                SPECIAL PAYMENT ($)
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          Mark Desrosiers                                    114,641
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           Richard Finley                                     95,533
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           Bruce Gelting                                      23,546
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           Ronald Rabena                                     134,501
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            John Redden                                      107,005
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         William Torzolini                                    80,095
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               TOTAL                                         555,321
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